UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 7, 2008	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073
(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

Silver Reserve Corp. (the “Company”) acquired Infrastructure Materials Corp US (“Infrastructure”), a Nevada corporation, pursuant to a Share Exchange Agreement (the “Agreement”) between the Company, Infrastructure and Todd D. Montgomery dated as of November 7, 2008. Mr. Montgomery is the sole shareholder of Infrastructure in addition to serving as the Company’s Chief Executive Officer and as a member of its Board of Directors. The Agreement was approved by the disinterested members of the Company’s Board of Directors on November 6, 2008. Under the terms of the Agreement, the Company acquired all of the issued and outstanding stock of Infrastructure in exchange for 397,024 shares of the Company’s common stock.

Infrastructure owns certain limestone mineral claims in the United States. The Company does not consider these claims to be to be material assets at this time. The Company’s ssessment may change after exploration of the claims. Audited financial statements of Infrastructure have not been included in this report on Form 8-K filing as the acquisition is not considered significant, based on the quantitative tests in Rule 11-01(b) of Regulation S-X.

Item 9.01 Exhibits

10.1	Share Exchange Agreement between Silver Reserve Corp., Infrastructure Materials Corp US, and Todd Montgomery dated as of November 7, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER RESERVE CORP.

November 7, 2008	/s/Janet Shuttleworth
	Name:	Janet Shuttleworth
	Title:	Secretary